Exhibit (10)(F)

SERVICE AGREEMENT

This “Service Agreement” (“Agreement”) dated as of the 11th day of December 2001, is entered into by and between TIAA-CREF Tuition Financing, Inc., a New York company located at 730 Third Avenue, New York, New York 10017 (“Service Provider”) and TIAA- CREF Life Insurance Company, a New York life insurance company (“Recipient”) located at 730 Third Avenue, New York, New York 10017.

WITNESSETH

WHEREAS, Service Provider has become the Program Manager for a number of qualified state tuition programs;

WHEREAS, Recipient and Service Provider are wholly-owned subsidiaries of TIAA-CREF Enterprises, Inc., which is itself a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America, a New York life insurance company;

WHEREAS, certain qualified state tuition programs for which Service Provider is the Program Manager will purchase guaranteed funding agreements to fund their programs;

WHEREAS, Recipient desires Service Provider to perform certain administrative and special services as more fully described below (collectively, “Services”) for Recipient in its operations;

WHEREAS, Service Provider and Recipient contemplate that such an arrangement will continue to achieve certain operating economies to the mutual benefit of both; and

NOW THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and intending to be legally bound hereby, Service Provider and Recipient agree as follows:

1. PERFORMANCE OF SERVICES. (a) Subject to the terms and conditions of this Agreement and to the extent requested by Recipient, Service Provider shall provide to Recipient the following services: (i) marketing services, including television, radio and print advertisements and seminars; (ii) receipt of premiums from the state college savings programs into lockboxes at such national financial institution as Recipient shall select and transferring of premiums to Recipient; (iii) maintaining account balances for individuals who have contributed funds to the state college savings program and (iv) such other services as the Recipient may from time to time reasonably request.

2. PERFORMANCE STANDARDS: STATUS: JUDGMENT: CONTROL

(a) Performance Standards. Service Provider agrees that in providing Services under this Agreement it shall (i) conduct itself in accordance with all reasonable commercial and professional standards of care, diligence, and good faith, provided that such standards must be consistent with prudent management practices in the life insurance industry generally, and shall generally act in such a way as to preserve the goodwill toward Recipient on the part of the general public, customers and all those having business relations with Recipient and (ii) comply with all laws, regulations, rules and orders applicable to Service Provider with respect to the Services or to Recipient. Service Provider agrees at all times to maintain sufficient Facilities and trained personnel of the kind necessary to perform this Agreement.

(b) Exercise of Judgment in Rendering Services. In providing any Services hereunder that require the exercise of judgment by Service Provider, Service Provider shall perform any such Service in accordance with the standards set forth herein and any additional guidelines Recipient develops and communicates to Service Provider. In performing any services hereunder, Service Provider shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Recipient.

(c) Control. The performance of Services by Service Provider for Recipient pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Service Provider or Recipient by their respective Boards of Directors. Service Provider shall act hereunder so as to assure the separate operating identity of-Recipient. The performance of Service Provider under this Agreement with respect to the business and operations of Recipient shall at all times be subject to the direction and control of the Board of Directors of Recipient.

3. CHARGES; PAYMENTS.

(a) Charges. Recipient agrees to reimburse Service Provider for Services provided by Service Provider to Recipient pursuant to this Agreement. The charge to Recipient for such Services shall be reasonably and equitably determined to be attributable to Recipient by Service Provider. The estimated charge for services provided by Service Provider for certain tuition savings programs are listed on the attached Appendix A. The allocation and classification of expenses under this Agreement will be in accordance with the New York Insurance Department Regulation 33. Allocations will be based on reasonable methods which reflect actual costs including, but not limited to, time studies, direct services or charges, or other relevant cost, accounting or bookkeeping information. Charges will be applied on a fair and equitable basis and will be subject to an annual evaluation to determine that they are in compliance with the standards of Regulation 33. In the event such annual evaluation reflects an overcharge or undercharge for any accounting period under Regulation 33 standards, the charge will be appropriately adjusted within sixty (60) days of the end of the last calendar year.

4. ACCOUNTING RECORDS AND DOCUMENTS: AUDITS.

(a) Service Provider shall be responsible for maintaining full and accurate books, records and accounts of all Services rendered pursuant to this Agreement in such a way as to disclose clearly and accurately the nature and detail thereof, including without limitation such accounting information as is necessary to support the reasonableness of charges under this Agreement and such additional information as Recipient may reasonably request for purposes of its internal bookkeeping and accounting operations. Service Provider shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Recipient and persons authorized by it or any governmental agency having jurisdiction over Recipient during all reasonable business hours. Service Provider will provide to Recipient, at Service Provider’s principal office in New York, computer access to the electronic system that generates the electronic records with respect to Recipient’s business. Computer access to the electronic data media used to maintain accounting records relating to Recipient’s business will be readily available, easily accessible and in a readable format during all normal business hours. Service Provider will maintain format integrity and compatibility of the electronic records to ensure such records that constitute the accounting records relating to Recipient’s business are current and accessible. Service Provider shall verify that all accounting transactions are currently prepared and reflected in Service Provider’s records through reconciliation of bank and other accounting records provided by Service Provider and by review of general ledgers. Service Provider shall maintain backup records in the event of disaster.

(b) Recipient shall have the right, at its expense, to conduct an audit of the relevant books, records and accounts of Service Provider upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, the Service Provider shall give to the party requesting the audit reasonable cooperation and access to all books, records and accounts necessary to audit.

(c) Recipient will maintain separate books, accounts and records at its home office in New York, in accordance with Regulation 152 and Section 325 of the New York Insurance Law.

5. OWNERSHIP AND CUSTODY OF RECORDS. ETC.

(a) Each party shall be and remain the sole owner of its respective records, books, documents, correspondence, papers and files, including without limitation business and corporate records, regardless of the use or possession by either party of the other party’s records. All records, books, documents, correspondence, papers and files established, received and/or maintained by Service Provider by reason of its performance of the Services under this Agreement shall be deemed the property of Recipient, shall be subject to examination by Recipient and persons authorized by it at all times, and copies thereof shall be delivered to Recipient at least quarterly. All such records, books, documents, correspondence, papers and files shall be promptly transferred to Recipient by Service Provider upon termination of this Agreement at the expense of Service Provider.

(b) With respect to any documentation received by Service Provider that would otherwise be held by Recipient and that may be obtained by the Service Provider in performing its duties under this Agreement, Service Provider shall deliver to Recipient such documentation within thirty (30) days of receipt, except where continued custody of such original documentation by the Service Provider is necessary to the performance of Services hereunder.

6. CONFIDENTIALITY.

(a) Service Provider and Recipient agree that all information, documentation, knowledge and data about the other party that is amassed, obtained or developed by and between the parties shall, unless specifically designated otherwise, be treated as proprietary and confidential information to be held in strict confidence and not to be disclosed to any third party unless written authorization to make such disclosure has been given by the appropriate party, or unless required by a lawful order of a governmental or judicial entity. The parties further agree that any such proprietary and confidential information acquired during the course of this Agreement shall continue to be treated as proprietary and confidential information for a period of five (5) years from the termination of this Agreement.

(b) The parties agree that the requirement of confidentiality under this Agreement also applies to their respective employees (if any) and agents. Each party shall use its best efforts to assure that its respective employees (if any) and agents adhere to the confidentiality requirements set forth herein. It is agreed by the parties, however, that use and disclosure of proprietary and confidential information by such employees (if any) and agents to the extent necessary to carry out the terms and purposes of this Agreement, including disclosure to rating agencies, is acceptable.

(c) It is agreed that information already in the public domain shall be deemed not to be confidential information.

7. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall be deemed to grant Service Provider an exclusive right to provide Services to Recipient, and Recipient retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as have been requested by Recipient pursuant to this Agreement.

8. COOPERATION. The parties agree to cooperate with each other in a commercially reasonable manner in order that the duties assumed by the parties under this Agreement may be effectively, efficiently and promptly discharged. Each party shall at all reasonable times during normal business hours under the circumstances make available to the other party properly authorized personnel for the purpose of consultation and decision.

9. TERMINATION. This Agreement shall remain in effect until terminated by either Recipient or Service Provider upon giving ninety (90) days’ advance written notice provided, however, that one hundred and eighty days (180) notice must be given with respect to electronic data processing security. Subject to the terms and conditions (including any limitations and restrictions) of any applicable software or hardware licensing agreement then in effect between Service Provider and any licensor, Service Provider shall, upon termination of this Agreement, grant to Recipient a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Service Provider in connection with the services provided to Recipient hereunder if such hardware is not commercially available and is necessary, in Recipient’s reasonable judgment, for Recipient to perform subsequent to termination hereof the functions provided by Service Provider hereunder.

10. SETTLEMENT ON TERMINATION. No later than sixty (60) days after the effective date of termination to this Agreement, Service Provider shall deliver to Recipient a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amount owed or to be refunded hereunder shall be due and payable within fifteen (15) days of receipt of such statement.

11. MEDIATION; ARBITRATION.

(a) Each party hereby consents to mandatory mediation of any disputes or differences with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached. The president of each party shall designate an individual mediator, and the two designated mediators will select a third, neutral mediator, and· the three mediators will establish the procedures for mediation.

(b) Any such dispute or difference on which an amicable understanding cannot be reached and that cannot be resolved pursuant to mediation as provided for in paragraph (a) above, shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall he free to reach their decision from the standpoint of equity and customary practices of the insurance industry rather than from that of strict legal principles.

(c) The court of arbitration shall be held in New York, New York and shall consist of three (3) arbitrators, who must be officers of life insurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Service Provider shall appoint one arbitrator and Recipient the second. Such arbitrators shall then select the third arbitrator before arbitration commences. Should one of the parties decline to appoint an arbitrator or should the two arbitrators be unable to agree upon the choice of a third, such appointment shall be left to the President of the American Council of Life Insurance.

(d) Decisions of the arbitrators shall be by the majority vote, and from their written decision there shall be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators shall otherwise decide.

12. CONTACT PERSON(S). Recipient and Service Provider each shall appoint one or more individuals who shall serve as contact person(s) for the purpose of carrying out this Agreement. Such contact person(s) shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact person(s) shall be those set forth in Appendix B. Each party shall notify the other, in writing, as to the name, address and telephone number of any replacement for any such designated contact person.

13. NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given upon delivery if personally delivered, upon confirmation of transmission if sent by facsimile, upon the third business day after mailing if sent by registered or certified mail, postage prepaid, and upon receipt if sent by reputable courier, as follows, or to such other address or persons either party may designate to the other party hereunder:

If to Recipient to:

TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York 10017
Attention: Bertram L. Scott
Telephone: (212) 916-5478
Facsimile: (212) 916-2104

If to Service Provider to:

TIAA-CREF Tuition Financing, Inc.
730 Third Avenue
New York, New York 10017
Attention: Timothy E. Lane
Telephone: (212) 916-2437
Facsimile: (212) 916-6144

14. WAIVER. The failure of Service Provider or Recipient to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

15. CONFLICT WITH LAW. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof. If any provision of this Agreement should be invalidated or superseded by specific law or regulation, such law or regulation shall control to the extent of such conflict without affecting the remaining provisions of this Agreement.

16. NO THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. INDEPENDENT CONTRACTOR. Nothing contained in this Agreement shall be construed to create the relationship of joint venture or partnership between Service Provider and Recipient. Service Provider is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

18. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

19. HEADING AND APPENDIX. Headings used herein are inserted solely for the convenience of reference and are not a part of this Agreement and shall not affect the terms hereof. The attached Appendix is a part of this Agreement.

20. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersede any prior understandings, whether written or oral, with respect to such subject matter.

21. AMENDMENT. This Agreement and the Appendix hereto may be amended only if such amendment is in writing, agreed to by both Service Provide and Recipient. All such amendments shall comply with Section 1505 of the New York Insurance Law.

22. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties.

23. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized to do so, as of the date and year first above written.

/s/ TIAA-CREF Tuition Financing, Inc.

/s/ TIAA-CREF Life Insurance Company